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                                     EXHIBIT 6(b)

        Distribution Agreement between Integrity Management & Research, Inc.,
                   Integrity Investments, Inc. and The Valiant Fund

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                                DISTRIBUTION AGREEMENT


    THIS AGREEMENT is made as of this 29th day of July, 1993 by and between INTEGRITY MANAGEMENT & RESEARCH, INC., ("Integrity Management"), a Florida corporation, THE VALIANT FUND ("Valiant or the "Trust"), a Massachusetts business trust, and INTEGRITY INVESTMENTS, INC., a Florida corporation ("Distributor.")

                                      WITNESSETH

    WHEREAS, Valiant is a Massachusetts business trust, registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

    WHEREAS, Integrity Management is responsible for the management of the business affairs and the investments of the portfolios of Valiant pursuant to that certain Management Agreement dated July 29, 1993, between Valiant and Integrity Management; and

    WHEREAS, Valiant is currently offering units of beneficial interest (the "Shares"), representing interests in the following investment portfolios:
U.S. Treasury Money Market Portfolio, U.S. Government Money Market Portfolio, General Money Market Portfolio, Tax-Exempt Money Market Portfolio
(individually a "Fund" and collectively the "Funds"); and

    WHEREAS, Valiant desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares, and the Distributor is prepared to provide such services;

    NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  SERVICE AS DISTRIBUTOR

    1.1 The Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus then in effect under the Securities Act of 1933.

    1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation.

    1.3 The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

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    1.4  All activities by the Distributor and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulation, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

    1.5 The Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

    1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to Valiant's transfer agent and custodian.

    1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, Valiant's officers may decline to accept any orders, for, or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

    1.8 The Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

    1.9 Valiant agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

    1.10 Valiant shall furnish from time to time, for use in connection with the sale of the Shares such written information with respect to the Funds and the Shares as the Distributor may reasonably request; and Valiant warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. Valiant shall also furnish the Distributor upon request with: (a) unaudited semi-annual statements of the Fund's books and accounts, (b) quarterly earnings statements of the Funds, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

    1.11 Valiant represents to the Distributor that all registration statements and prospectuses filed by Valiant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus filed with the Securities and Exchange Commission and any amendments and supplements thereto, including statements of additional information incorporated therein by reference, which at any time shall have been filed with the Securities and Exchange Commission. Valiant represents and warrants to the Distributor that any registration statement and prospectus when such registration statement


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becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the Securities and Exchange Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. Valiant may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus, as, in the light of future developments, may, in the opinion of Valiant's counsel, be necessary or advisable. Valiant shall promptly notify the Distributor of any advice given to it by Valiant's counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. Valiant shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit Valiant's right to file at any time such amendments to any registration statement and/or statements to any prospectus, of whatever character, as Valiant may deem advisable, such right being in all respects absolute and unconditional.

    1.12 Valiant authorizes the Distributor and dealers to use the current prospectus in the form furnished from time to time in connection with the sale of the Shares. Valiant agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that Valiant's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations contained in any registration statement or in any prospectus that were furnished in writing to Valiant or its counsel by the Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that Valiant's agreement to indemnify the Distributor and Valiant's representations and warranties hereinbefore set forth in paragraph 1.11 shall not be deemed to cover any liability to Valiant or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregarding of its obligations and duties under this Agreement. Valiant's agreement to indemnify the Distributor, its officers and directors, or any such controlling person, as aforesaid,


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is expressly conditioned upon Valiant's being notified of any action brought against the Distributor, its officers and directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Valiant at its principal office in Worcester, Massachusetts and sent to Valiant by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure so to notify Valiant of any such action shall not relieve Valiant from any liability which Valiant may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement of omission, or alleged omission, otherwise than on account of Valiant's indemnity agreement contained in this paragraph 1.12. Valiant will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case, such defense shall be conducted by counsel of good standing chosen by Valiant and approved by the Distributor, which approval shall not be unreasonably withheld. In the event Valiant elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them; but in case Valiant does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by Valiant, Valiant will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. Valiant's indemnification agreement contained in this paragraph 1.12 and Valiant's representations and warranties in this Agreement shall remain operative in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Valiant agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against Valiant or any of its officers or trustees in connection with the issue and sale of any Shares.

    1.13 The Distributor agrees to indemnify, defend and hold Valiant, its several officers and trustees, and any person who controls Valiant within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Valiant, its officers or trustees or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by Valiant, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Distributor to Valiant or its counsel and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to Valiant or its counsel required to be stated in such answers or necessary to make such information not misleading. The agreement of the Distributor to indemnify Valiant, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against Valiant, its officers or trustees, or any such controlling person, such


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notification to be given by letter or telegram addressed to the Distributor at its principal offices in Sarasota, Florida, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to Valiant, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 1.13. The Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to Valiant, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event, Valiant, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing approved by Valiant, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Distributor does not elect to assume the defense of any such suit, or in the case Valiant reasonably does not approve of counsel chosen by the Distributor, the Distributor will reimburse Valiant, its officers and trustees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Valiant or them. The Distributor's indemnification agreement contained in this paragraph 1.13 and the Distributor's representations and warranties in this Agreement shall remain operative in full force and effect regardless of any investigation made by or on behalf of Valiant, its officers and Trustees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Valiant's benefit, to the benefit of its several officers and Trustees, and their respective estates, and to the benefit of the controlling persons and their successors. The Distributor agrees promptly to notify Valiant of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any Shares.

    1.14 No Shares shall be offered by either the Distributor or Valiant under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by Valiant if and so long as effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any provisions of the 1933 Act, if and so long as a current prospectus as required by Section 10(a)(2) of said Act, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have any application to or bearing upon Valiant's obligation to repurchase Shares from any shareholder in accordance with the provisions of Valiant's prospectus or Declaration of Trust.

    1.15 Valiant agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

    (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;


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    (b)  in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on Valiant of any proceeding for that purpose;

    (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

    (d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

    For purposes of this section, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

    1.16 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of Valiant all records and other information relative the Valiant and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Valiant, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Valiant.

    1.17 This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

    1.18 The names "The Valiant Fund" and "Trustees of The Valiant Fund" refer respectively to the Trust created and the Trustees as trustee but not individually or personally, acting form time to time under a Declaration of Trust dated January 29, 1993 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the "The Valiant Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of Shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

    1.19 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by Valiant or Integrity Management in connection with the performance by the Distributor of its services hereunder, except for a loss resulting from willful misfeasance, bad


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faith or gross negligence on the part of the Distributor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

2.  COMPENSATION

    As sole compensation for the services rendered by the Distributor during the term of this Agreement, Integrity Management will pay the Distributor such fees as the parties may agree from time to time in writing. The Distributor may also receive payments for distribution assistance and support services pursuant to Valiant's Distribution and Shareholder Servicing Plan dated July 29, 1993.

3.  TERM

    This Agreement shall become effective on July 29, 1993 and, unless sooner terminated as provided herein, shall continue until July 29, 1995 and thereafter shall continue automatically for successive annual periods ending on July 29th of each year, provided such continuance is specifically approved at least annually by (i) Valiant's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, PROVIDED that in either event the continuance is also approved by a majority of Valiant's trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on sixty days' notice, by Valiant's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, or by the Distributor or Integrity Management. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

4.  COUNTERPARTS

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                             INTEGRITY MANAGEMENT & RESEARCH, INC.

Attest:  /s/ Irene Nosel     By:  /s/ Richard F. Curcio
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                             INTEGRITY INVESTMENTS, INC.

Attest:  /s/ Irene Nosel     By:  /s/ Richard F. Curcio
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                             THE VALIANT FUND

Attest:  /s/ Irene Nosel     By:  /s/ Richard F. Curcio
         ---------------          ---------------------



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